UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

My Size, Inc.
(Exact name of registrant as specified in its charter)

Delaware	N/A
(State or Other Jurisdiction of	(IRS Employer Identification No.)
Incorporation)

3 Arava St. P.O.B. 1026
Airport City, Israel	701000
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a Class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	N/A
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None.

(Title of Class)

EXPLANATORY NOTE

My Size, Inc. (the “Registrant”) is filing this registration statement on Form 8-A to register its common stock, par value $0.001 per share (“common stock”), under Section 12(b) under the Securities Exchange Act of 1934, as amended (“Exchange Act”) in connection with the listing of its common stock on The NASDAQ Stock Market LLC. Shares of the Registrant’s common stock are not currently quoted on any U.S. Exchange or Stock Market. The common stock will trade under the symbol “MYSZ.”

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of its common stock to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form 10Q (File No. 000-55452) filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2015, as amended (the “Registration Statement”).

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MY SIZE, INC.

By:	/s/ Or Kles
Name: Or Kles Title: Chief Financial Officer

Date: June 13, 2016

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